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                                                                     EXHIBIT 3.1

                        AMENDED CERTIFICATE OF FORMATION

                                       OF

                      FORD CREDIT AUTO RECEIVABLES TWO LLC

         This Amended Certificate of Formation of Ford Credit Auto Receivables Two LLC (the "Company") dated as of March 1, 2001, has been duly executed and is being filed by the undersigned authorized person to amend the Certificate of Formation of the Company (the "Certificate"), which was filed on January 29, 2001, with the Secretary of State of the State of Delaware, as permitted by 6 Del.C. ss. 18-211(b).

         The Certificate is hereby amended to delete the notice provision of the Company relating to the series of limited liability company interests in the Company and to correct an ambiguity in the signature block of the authorized person of the Company.

         The Certificate is hereby amended in its entirety as attached.

         IN WITNESS WHEREOF, the undersigned has executed this Amended Certificate of Formation of Ford Credit Auto Receivables Two LLC on this 21st day of March, 2001.



                                                /s/ Lynn Buckley
                                             -------------------------------
                                             Name: Lynn Buckley
                                             Title: Authorized Person
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                            CERTIFICATE OF FORMATION

                                       OF

                      FORD CREDIT AUTO RECEIVABLES TWO LLC


         1. The name of the limited liability company is Ford Credit Auto Receivables Two LLC (the "Company").

         2. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.




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